EXHIBIT 99.1

PRESS RELEASE	Contact
For Immediate Release	Lynn Felsinger
Visualant, Inc.

206.903.1351 phone
206.903.1352 fax
lynn@visualant.net

Visualant, Inc. to Acquire TransTech Systems, Inc.
Letter of Intent with Leading Security and Authentication Company

Seattle, WA., February 19, 2009/Business Wire-Visualant, Inc. (OTC BB: VSUL), a color technology company (“VSUL”) that is developing multi-dimensional spectral-based pattern file creation and diagnostic verification and authentication security solutions, today announced the execution of a Letter of Intent for the acquisition of TransTech Systems, Inc. of Wilsonville, OR.

TransTech Systems, Inc. founded by President Jim Gingo, is a leading  provider of identification, security and authentication products and services through a global dealer channel as well as government and private sector customers worldwide.  With over $10 million in annual revenues, TransTech can provide an established market presence for Visualant’s verification technology, which should enable a rapid deployment of enhanced security and authentication solutions.

Ron Erickson, Visualant Chairman said, “We are thrilled to be joining forces with Jim and the TransTech team.  They have a great reputation for leadership in the provision of client oriented security and authentication solutions and provide a solid base for distribution of our technology.”

TransTech Systems Founder and President, Jim Gingo stated, “In my opinion, Visualant’s technology has the potential to transform the access control, identification security and authentication industry.  The prospect of working together to bring world class solutions to our customers and to fill a significant void in the marketplace is an exciting opportunity and should have significant appeal to our existing dealer base and end-user customers.”

The Letter of Intent provides for the acquisition of privately held TransTech by Visualant through a combination of cash and stock.  The closing is anticipated to occur before the end of June 2009.

About Visualant, Inc.

Visualant, Inc. (OTCBB:  VSUL) (www.visualant.net) is developing low-cost, high speed, light-based security and quality control solutions available for use in homeland security, anti-counterfeiting, forgery/fraud prevention, brand protection and process control applications.  Its patent-pending technology uses controlled illumination with specific bands of light, measures and records what is seen, and manages data gathered in an innovative manner enabling devices to establish a unique spectral signature for both individual and classes of items.  The spectral signatures, when matched against existing databases, allow precise identification and authentication of any item or substance.

About TransTech Systems, Inc.

TransTech Systems, Inc. is a leading value added distributor specializing in Secure Identification Badging Systems and components.  Based in Wilsonville, Oregon, TransTech is an authorized distributor of ID card printers, cameras, access control products, smartcard readers, biometric readers, card materials, supplies and card production software.  More information about TransTech Systems can be found at www.ttsys.com.

Safe Harbor Statement

This release contains forward-looking statements regarding expectations for future financial performance, which involve uncertainty and risk. It is possible the Company's future financial performance may differ from expectations due to a variety of factors including, but not limited to, changes in economic and business conditions in the world, increased competitive activity, achieving sales levels to fulfill revenue expectations, consolidation among its competitors and customers, technology advancements, unexpected costs and charges, adequate funding for plans, changes in interest and foreign exchange rates, regulatory and other approvals and failure to implement all plans, for whatever reason. It is not possible to foresee or identify all such factors. Any forward-looking statements in this report are based on current conditions; expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. The Company makes no commitment to update any forward-looking statement included herein, or disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement.